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EXHIBIT 10.4

                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.
                        335 North Maple Drive, Suite 240
                             Beverly Hills, CA 90210



                                December 23, 2005




(VIA TELECOPIER)
----------------

John L. Steinbrun
Chief Financial Officer
Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, CA  90058

                  Re:      Letter Agreement Re: Liquidated Damages
                           ---------------------------------------

Dear Mr. Steinbrun:

         Reference is made to a Stock Purchase Agreement dated as of December 22, 2005 (the "PURCHASE Agreement"), by and among Overhill Farms, Inc., a Nevada corporation (the "COMPANY"), Levine Leichtman Capital Partners II, L.P., a California limited partnership ("SELLER"), and the "Purchasers" identified therein pursuant to which, on the date hereof, Seller is selling to the Purchasers 5,771,661 shares of Common Stock (the "SELLER SHARES"), all on the terms and subject to the conditions set forth therein.

         Reference is further made to a Registration Rights Agreement dated as of December 23, 2005 (the "REGISTRATION RIGHTS AGREEMENT"), by and between the Company and each of the Purchasers pursuant to which, among other things, the Company has agreed to use its best efforts to file with the Commission on or prior to the Filing Deadline Date a Shelf Registration Statement covering the offer and sale of the Registrable Securities and use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act on or prior to the Effectiveness Deadline Date. In addition, pursuant to Section 2(c) of the Registration Rights Agreement, if Events occur, the Company will become obligated to pay to each Electing Holder certain amounts in cash, characterized therein as "liquidated damages" ("LIQUIDATED DAMAGES"). Unless otherwise indicated, all capitalized terms used herein without limitation have the meanings ascribed to them in the Stock Purchase Agreement or the Registration Rights Agreement, as the case may be.


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John L. Steinbrun
December 23, 2005
Page 2


         In connection with the closing of the sale of the Seller Shares, the parties have agreed that if, and only if, the Company becomes obligated to pay Liquidated Damages to Electing Holders under Section 2(c) of the Registration Rights Agreement as a result of the occurrence of the Event described in clause
(ii) thereof and, thereafter, the Effective Time shall not have occurred prior to January 1, 2007, then, and only then, Seller agrees to reimburse the Company for fifty percent (50.0%) of Liquidated Damages actually paid by the Company to Electing Holders which accrued solely during the period commencing on January 1, 2007 and ending on the earlier to occur of (i) the date the Shelf Registration Statement shall have been declared effective by the Commission and (ii) June 30, 2007; PROVIDED, HOWEVER, that Seller shall have no obligation whatsoever with respect to any Liquidated Damages accruing prior to or after such period; and PROVIDED FURTHER, HOWEVER, that notwithstanding anything to the contrary contained herein or otherwise, Seller shall not be so obligated to reimburse Seller for any Liquidated Damages if:

         1. The Company is obligated to pay Liquidated Damages as a result of the matters described in clause (i) or (iii) of Section 2(c) of the Registration Rights Agreement;

         2. The Company fails to fully perform in a complete and timely basis each of its covenants and obligations under the Registration Rights Agreement (including, without limitation, responding to and cooperating with the Commission in a full (in the Company's reasonable judgment) and timely manner);

         3. The Shelf Registration Statement is not declared effective by the Commission prior to January 1, 2007, as a result of the Company's utilization or exercise of any "black-out" or "suspension" right which delays the registration process; or

         4. The Shelf Registration Statement is not declared effective by the Commission prior to January 1, 2007, as a result of any material misstatement or omission therein, or any restatements or other accounting issues with respect to the Company's financial statements (other than the Commission's disagreement with the Company's good faith interpretation of generally accepted accounting principles), or the gross negligence, bad faith or willful misconduct by the Company or any of its representatives.

         The Company hereby represents and warrants to Seller as of the date hereof that it is not aware of any fact, event or circumstance that would impede or otherwise adversely affect the Company's ability to cause the Shelf Registration Statement to be declared effective by the Commission in accordance with the terms of the Registration Rights Agreement. The Company agrees to provide to Seller copies of all notices or other correspondence provided (or required to be provided) by it to the Electing Holders (including, without limitation, copies of all correspondence with the Commission).


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John L. Steinbrun
December 23, 2005
Page 3


         In addition, in no event shall the Company amend the Registration Rights Agreement without the prior written consent of Seller if such amendment would adversely affect Seller's obligations under this letter agreement. If the Registration Rights Agreement is so amended without the prior written consent of Seller, or any of the Company's representations and warranties contained in this letter agreement is false or misleading, Seller's obligations hereunder shall automatically and immediately terminate and shall be void ab initio.

         Nothing in this letter agreement shall adversely affect any of the indemnification rights Seller has under or relating to the Securities Purchase Agreement or any other Investment Document.

         This letter agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. The letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (other than its conflicts or choice of law principles). The parties acknowledge and agree that there are no third party beneficiaries of this letter agreement.

         Please acknowledge your acceptance of and agreement with the terms of this letter agreement by signing it in the space indicated below and returning a signed copy to us as soon as possible.

                           LEVINE LEICHTMAN CAPITAL PARTNERS,
                           INC., a California corporation

                              On behalf of Levine Leichtman Capital Partners II, L.P., a California limited partnership


                              By:  /S/ STEVEN E. HARTMAN
                                   ---------------------
                                   Steven E. Hartman
                                   Vice President


ACKNOWLEDGED, AGREED AND
ACCEPTED as of the first date written above:
--------------------------------------------

OVERHILL FARMS, INC., a Nevada corporation


By:    /S/ JOHN L. STEINBRUN
       -----------------------
       John L. Steinbrun
       Chief Financial Officer


cc:      Gregg Amber, Esq.
         Mitchell Cohen, Esq.